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                                                                   EXHIBIT 10.20

                              FORBEARANCE AGREEMENT

        THIS AGREEMENT, entered into this 3rd day of April, 2001 by and between THE CONFEDERATED TRIBES OF THE GRAND RONDE COMMUNITY OF OREGON (hereinafter "CTGR") and MHL DEVELOPMENT COMPANY, an Oregon corporation, and RICHARD G. SASS AND JENNIFER B. SASS, collectively (hereinafter "Obligors").

                                    RECITALS

        A. Obligors borrowed Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) from CTGR on or about April 17, 2000, as evidenced by a Promissory Note executed by Obligors and dated April 17, 2000. Repayment of the Promissory Note is secured by, among other things; a certain Trust Deed and Assignment of Rents dated April 17, 2000 and recorded April 18, 2000 in Multnomah County, Oregon, under Multnomah County Auditor's Recording Fee No. 2000-053229; and a Security and Pledge Agreement and Commercial Guaranty dated April 17, 2000.

        B. The above-referenced Promissory Note calls for payment of the entire principal amount of the Note, $2,500,000.00 on or before April 17, 2001, together with all accrued interest, to be paid in full.

        In consideration of the foregoing and the covenants set forth below, the parties agree as follows:

                                    AGREEMENT

        1. INCORPORATION OF RECITALS. All the foregoing recitals are hereby incorporated into this Agreement as if fully set forth herein.

        2. FORBEARANCE BY CTGR. Subject to the conditions set forth in this Agreement and subject to termination as provided in Paragraph 4 below, CTGR agrees to forebear from taking any action to foreclose on the Trust Deed and Assignment of Rents, to bring any action to collect on the Note or to take any other action to realize on any security for the subject Promissory Note, Trust Deed and Assignment of Rents, and Security and Pledge Agreement and Commercial Guaranty, and any other security named or not named herein, or to otherwise effect remedies permitted under Oregon law.

        3. CONDITIONS OF FORBEARANCE. Each of the following shall be a condition to the obligation of CTGR to forebear in accordance with paragraph 2 above.

                a. Obligors shall pay to Strategic Wealth Management, Inc., on or before April 17, 2001 the sum of Two Hundred Fifty and 00/100 Dollars ($250.00), for preparation and implementation of this forbearance agreement.



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                b. On or before April 17, 2001 Obligors shall pay to CTGR the sum of Seventy Six Thousand Forty One and 67/100 Dollars ($76,041.67), which sum shall be applied to the quarterly interest payment due on April 17, 2001.

                c. On April 17, 2001, Obligors agree to pay CTGR the sum of Fifty Thousand and 00/100 Dollars ($50,000.00), for the forbearance fee.

                d. Obligors shall continue to pay the quarterly interest as it accrues under the Note, with the next quarterly interest payment due July 17, 2001, and thereafter on October 17, 2001, January 17, 2002 and April 17, 2002. Obligors shall not in any other respect be in default under the Note or Trust Deed and Assignment of Rents, including payment of real property taxes, and assessments on the real property securing the debt.

                e. Obligors will permit no lien or other encumbrance, whether voluntary or involuntary, to arise or affect the title of the property. Obligors shall make no lease or other arrangement for the use or enjoyment of the property that is subject of the Trust Deed and Assignment of Rents and Security and Pledge Agreement and Commercial Guaranty other than those approved by CTGR in writing.

                f. No bankruptcy proceeding or other federal or state proceeding is commenced by Obligors.

                g. There is no breach by Obligors of this Agreement.

        If any one or more of the foregoing conditions fails to occur at any time, CTGR may, without notice to Obligors, proceed with all remedies at law or equity and shall have no further obligation pursuant to paragraph 2 above.

        4. TERMINATION OF FORBEARANCE. The obligations of CTGR pursuant to paragraph 2 of this Agreement shall terminate on April 17, 2002 or breach of any of the conditions described in Paragraph 3. Termination shall not release or relieve Obligors from any obligations to CTGR arising prior to termination, including without limitation, any and all loss, damage, costs or expense to CTGR, under the Note, Trust Deed and Assignment of Rents and Security and Pledge Agreement and Commercial Guaranty.

        5. DEFAULT BY OBLIGORS. The breach of any obligation of Obligors under this Agreement shall also be a breach of the subject Promissory Note, Trust Deed and Assignment of Rents, and Security and Pledge Agreement and Commercial Guaranty. In the event of a default by Obligors under this Agreement or the failure of any of the conditions set forth above, in addition to the remedies under this Agreement, CTGR shall have all remedies provided in the Note and the Trust Deed and Assignment of Rents and Security and Pledge Agreement and Commercial Guaranty as well as any other remedies provided at law or in equity.

        6. NO NOVATION OR RELEASE. This Agreement is not intended to be nor shall it be deemed to be construed to be a reinstatement, novation or release of the subject Promissory



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Note or Trust Deed and Assignment of Rents or other security interest. This
Agreement is not intended to be nor shall it be deemed or construed to be a modification, amendment or waiver of the loan or the loan documents, or any of them. Neither this Agreement nor any payments or other actions taken pursuant to this Agreement shall be deemed to cure the existing defaults under the Note or Trust Deed and Assignment of Rents nor the maturity date of the Note or Trust Deed and Assignment of Rents it being the intention of the parties hereto that the Promissory Note and Trust Deed and Assignment of Rents shall remain in default and immediately due and payable in full notwithstanding this Agreement and, except as otherwise expressly provided, CTGR reserves all of its rights and remedies in connection with such defaults under the loan documents at law and in equity.

        Notwithstanding the foregoing, CTGR agrees that during the one-year period of this Agreement and so long as there is no breach or default of the terms of this Agreement, the default interest rate set forth in paragraph 5 of the Promissory Note shall not be charged to Obligors; it being the intent of the parties that the interest rate for this one-year forbearance period be twelve percent (12%) per annum, up to and through April 17, 2002. Nothing herein is to be construed or intended by the parties to be a waiver of the default interest rate should Obligors fail to make the principal payment due on April 17, 2002, upon termination of the Agreement, or otherwise breach this Agreement.

        7. BANKRUPTCY. Each of the Obligors hereby covenants and agrees that in the event the property of any portion thereof securing the subject Promissory Note becomes property of any bankruptcy estate or the subject of any state, local, federal or other bankruptcy dissolution liquidation or receivership proceeding, then CTGR shall immediately become entitled, in addition to other relief to which CTGR may be entitled under this Agreement, to an order from the Bankruptcy court granting immediate relief from automatic stay pursuant to
Section 362 of the Bankruptcy Code so as to permit CTGR to foreclose upon the property and exercise all other rights and remedies under the Note, Trust Deed and Assignment of Rents and Security and Pledge Agreement and Commercial Guaranty and any other security named or not named herein.



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        8. CONFIRMATION OF INDEBTEDNESS.

        The subject Promissory Note, Trust Deed and Assignment of Rents, and Security and Pledge Agreement and Commercial Guaranty, and any other security named or not named herein, to CTGR are hereby confirmed by Obligors as being in full force and effect. Obligors acknowledge that they are liable under the Note, Trust Deed and Assignment of Rents, and Security and Pledge Agreement and Commercial Guaranty, and any other security named or not named herein, in accordance with the terms and conditions of such instruments. As of the date of this Agreement, Obligors are not aware of any defense or offsets to their obligations under the Note, Trust Deed and Assignment of Rents, and Security and Pledge Agreement and Commercial Guaranty, and any other security named or not named herein. Obligors, as a material inducement to cause CTGR to enter into this Agreement, hereby waive any and all defenses they may now have relating to the Note, Trust Deed and Assignment of Rents and Security and Pledge Agreement and Commercial Guaranty, and any other security named or not named herein, past or present, known or unknown, liquidated or unliquidated. The foregoing waiver shall survive termination of this Agreement.

        9.     MISCELLANEOUS.

               a. Obligors acknowledge that they have had the opportunity to seek legal counsel of their own choosing before executing this Agreement and that they fully understand that this Agreement and all its provisions, including without limitation, the waiver set forth in this Agreement, are freely and voluntarily executed and intend to be bound thereby.

                b. Any notice that the parties require or may desire to give to the other shall be in writing and may be sent by personal delivery, by prepaid U.S. Mail, or by overnight courier, addressed as follows.

        If to CTGR:          c/o Patrick L. Sizemore, President
                             STRATEGIC WEALTH MANAGEMENT, INC.
                             7900 SE 28th Street, 5th Floor
                             Mercer Island, WA  98040

        If to Obligors:      c/o Richard Sass
                             mHL Development Company
                             16125 SW 72nd Ave.
                             Portland, OR  97224

                             Richard G. Sass
                             Jennifer B. Sass
                             02000 SW Palantine Hill Road
                             Portland, OR  97219

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        10. Modifications. This Agreement may be modified or amended only by an agreement in writing signed by both parties. This Agreement shall be governed by Oregon Law.

        11. Attorneys' Fees. If any party hereto shall bring any action or suit against another for relief, declaratory or otherwise arising out of this Agreement, the prevailing party shall have and recover against the defaulting party in addition to court costs and disbursement such sums as the court may adjudge to be reasonable attorneys' fees.

                     ORAL AGREEMENTS OR ORAL COMMITMENTS TO
                       LOAN MONEY, TO EXTEND CREDIT, OR TO
                   FORBEAR FROM ENFORCING REPAYMENT OF A DEBT
                      ARE NOT ENFORCEABLE UNDER OREGON LAW.

                                       MHL DEVELOPMENT COMPANY, an Oregon
                                       corporation


DATED: April 9, 2001                   By: /S/ RICHARD G. SASS
       ----------------------------        -------------------------------------
                                           Richard G. Sass
                                           Its:  President/CEO


DATED:  April 9, 2001                  By: /S/ RICHARD G. SASS
       ----------------------------        -------------------------------------
                                           Richard G. Sass


DATED:  April 9, 2001                  By: /S/ JENNIFER B. SASS
       ----------------------------        -------------------------------------
                                           Jennifer B. Sass


                                       THE CONFEDERATED TRIBES OF THE GRAND
                                       RONDE COMMUNITY OF OREGON

DATED:                                 By:
       ----------------------------        -------------------------------------
                                           Larry Kovach
                                           Its:  Finance Officer



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